Exhibit 10.8a

                             FOURTH AMENDMENT TO THE
                         ARIZONA PUBLIC SERVICE COMPANY
                      DIRECTORS DEFERRED COMPENSATION PLAN


                  Effective January 1, 1978, Arizona Public Service Company (the "Company") adopted the Arizona Public Service Company Directors Deferred
Compensation Plan (the "Plan"). The Plan was subsequently amended and restated several times, the most recent amendment and restatement becoming effective January 1, 1986. The Plan was thereafter amended several times. By this instrument, the Company intends to amend the Plan to allow benefit payments to begin after a director attains age 70.

     1. This Amendment shall amend only the provisions of the Plan as set forth herein, and those provisions not expressly amended hereby shall be considered in full force and effect.

     2. Section VI.B is hereby amended in its entirety to read as follows:

     B. Time of Distribution of Benefits Under Deferral Option II

          No payment of benefits shall be made under Deferral Option II until the Participant is no longer a Director of the Company or any of its Affiliates. No Participant or Beneficiary of a Participant shall have any right to payment of any amounts under Deferral Option II prior to the date on which the Participant ceases to be a Director of the Company or any of its Affiliates. Amounts shall be payable under Deferral Option II only in accordance with the terms and provisions of Deferral Option II. Amounts payable under Deferral Option II shall be paid to the Participant or his Beneficiary in equal annual installments for ten (10) years. Each Participant shall have the right to elect, prior to the commencement of payments, the year he desires to commence receipt of his annual installments. The Participant may elect to commence receipt of the installments in any year during the period beginning with the year in which the Participant attains the age of sixty (60) years and ending with the year in which the Participant retires from the Board. The initial installment will be paid on the Participant's birthday provided that if the Participant's retirement from the Board occurs after his birthday for that year, the initial installment shall be paid on the first day of the month following the month in which the Participant retired from the Board.
     Subsequent installments will be paid on the Participant's subsequent birthdays. Each Participant shall have the right to select the Beneficiary of payments in the event of his death, as provided in Sections VI.D and E.

     3. Section VI.E is hereby amended in its entirety to read as follows:

     E. Death of a Participant Not Yet Receiving Benefits Under Deferral Option II.

          In the event that a Participant not yet receiving Annual Benefit payments under Deferral Option II shall die, the Company shall pay to the Participant's Beneficiary or Beneficiaries, in equal annual installments for ten (10) years, the Annual Survivor Benefit for the year in which death occurred as stated on the Director's Death Benefit Summary Document for the Participant, which shall be provided to the Participant from time to time. The initial installment of the Annual Survivor Benefit for the year in which death occurs will be paid within sixty (60) days of the Participant's death. Subsequent installments of the Annual Survivor Benefit will be paid on the anniversary of the Participant's death. Each Participant shall have the right to designate a Beneficiary or Beneficiaries of benefits in the event of his death; provided that, in the event that the Participant is married and designates a Beneficiary other than his spouse, his spouse must consent in writing to such designation. If the Participant fails to designate a Beneficiary, the Annual Survivor Benefit shall be paid to the Participant's estate.

     4. The provisions of this Amendment shall be effective as of January 1, 1999.

     Except as amended and supplemented by this instrument, the Company hereby ratifies the Plan as amended and restated effective January 1, 1986 and as thereafter amended.


 Dated: December 28 , 1999             Arizona Public Service Company


                                        By Jack Davis
                                           -------------------------------------
                                        Its President
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